EXHIBIT EX-99.h.10



                   CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

                                    EXHIBIT C

                           AMENDED as of July 15, 2008

                             Portfolios of the Trust

Domestic Equity Funds

WisdomTree Total Dividend Fund
WisdomTree High-Yielding Equity Fund
WisdomTree Dividend Top 100 Fund
WisdomTree LargeCap Dividend Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund

Earnings Weighted Funds

WisdomTree Total Earnings Fund
WisdomTree Earnings 500 Fund
WisdomTree MidCap Earnings Fund
WisdomTree SmallCap Earnings Fund
WisdomTree Earnings Top 100 Fund
WisdomTree Low P/E Fund

International Equity Funds

WisdomTree DEFA Index Fund
WisdomTree DEFA High-Yielding Equity Fund
WisdomTree Europe Total Dividend Fund
WisdomTree Europe High-Yielding Equity Index Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Japan Total Dividend Fund
WisdomTree Japan High-Yielding Equity Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Pacific ex-Japan Index Fund
WisdomTree Pacific ex-Japan High-Yielding Equity Fund
WisdomTree International Dividend Top 100 Fund
WisdomTree International LargeCap Index Fund
WisdomTree International MidCap Index Fund
WisdomTree International SmallCap Index Fund
WisdomTree International Real Estate Fund
WisdomTree Emerging Markets High Yielding Equity Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree India Earnings Fund
WisdomTree Middle East Dividend Fund


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International Sector Funds

WisdomTree International Basic Materials Sector Fund
WisdomTree International Communications Sector Fund
WisdomTree International Consumer Discretionary Sector Fund
WisdomTree International Consumer Staples Sector Fund
WisdomTree International Energy Sector Fund
WisdomTree International Financial Sector Fund
WisdomTree International Health Care Sector Fund
WisdomTree International Industrial Sector Fund
WisdomTree International Technology Sector Fund
WisdomTree International Utilities Sector Fund


Currency Income Funds

U.S. Current Income Fund
WisdomTree Dreyfus Brazilian Real Fund
WisdomTree Dreyfus Chinese Yuan Fund
WisdomTree Dreyfus Euro Fund
WisdomTree Dreyfus Indian Rupee Fund
WisdomTree Dreyfus Japanese Yen Fund
WisdomTree Dreyfus New Zealand Dollar Fund
WisdomTree Dreyfus South African Rand Fund



Total Number of Funds:  49


Wisdom Tree Trust                               ALPS Fund Services, Inc.


By: /s/ Jonathan Steinberg                      By: /s/ Jeremy O. May
    ----------------------------                -----------------------
Name:   Jonathan Steinberg                      Name:  Jeremy O. May
Title:  President                               Title: Managing Director


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